UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2014

SOUTHCORP CAPITAL, INC.
(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21155	46-5429720
(Commission File No.)	(IRS Employer Identification No.)

205 Ave Del Mar #984 San Clemente, CA 92674
(Address of principal executive offices) (zip code)

(949) 461-1471
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01 Other Events.

On November 18, 2014, SouthCorp Capital begun discussions with Nate’s Food Co. to build a 120,000 square foot factory in Indiana that will have the capacity to manufacture 50 million cans per year. SouthCorp Capital currently owns industrial and commercial property in Indiana that will be used as the site for factory and storage.

On November 19, 2014, the discussions contained and included a verbal agreement between SouthCorp Capital and Nate’s Food Co. for SouthCorp to fund the initial 2-months of production to fulfil the purchase order that Nate’s Food is expecting.  Nate’s Food informed SouthCorp that it is meeting with its master broker next week. SouthCorp agreed to finance $200,000 - $250,000 for the expected cost of production for the initial  100,000 cans with the terms to be finalized in the next 2 weeks.

2

 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SouthCorp Capital, Inc.

Dated: November 20, 2014	By:	/s/ Joseph Wade
	Name:	Joseph Wade
	Title:	CEO